EXHIBIT (a)(3)

INTERLINK ELECTRONICS, INC.

OFFER TO EXCHANGE OPTIONS

NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT

I received, signed and returned the Election Form, in which I elected to accept the offer of Interlink Electronics, Inc. (“Interlink”) to exchange some of or all of my options for new options (the “Offer”). I now wish to change that election and reject the Offer to exchange my options. I have read the instructions attached to this notice. I understand that by signing this Notice and delivering it to Michelle Lockard by 5:00 p.m., Pacific time on August 7, 2002, I will withdraw my acceptance of the Offer and reject the Offer to exchange options instead.

I understand that in order to reject the Offer, I must sign, date and deliver this Notice via facsimile (fax # (805) 484-8989) or hand delivery to Michelle Lockard by 5:00 p.m., Pacific time, on August 7, 2002.

I understand that by rejecting the Offer to exchange options, I will not receive any new options pursuant to the Offer and I will keep the options that I have. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between Interlink and me.

I understand that I may change this election, and once again accept the Offer to exchange options, only by submitting a new Election Form to Michelle Lockard via hand delivery or facsimile (fax # (805) 484-8989) prior to 5:00 p.m., Pacific time on August 7, 2002.

IF YOU WISH TO CHANGE YOUR ELECTION WITH RESPECT ONLY TO PARTICULAR OPTIONS, DO NOT FILL OUT THIS NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT. INSTEAD, YOU MUST FILL SUBMIT A NEW ELECTION FORM.

☐  I have signed this Notice and printed my name exactly as it appears on the Election Form.

☐  I do not accept the Offer to exchange any options.

Employee Signature
Employee Name (Please Print)

Identification number

Date and Time:             , 2002     :             .m., Pacific time

RETURN TO MICHELLE LOCKARD NO LATER THAN 5:00 P.M., PACIFIC TIME, ON AUGUST 7, 2002 VIA FACSIMILE AT (805) 484-8989 OR HAND DELIVERY. INTERLINK WILL CONFIRM RECEIPT WITHIN 48 HOURS.

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.    Delivery of Notice to Change Election From Accept to Reject.

A properly completed and executed original of this Notice to Change Election From Accept to Reject (or a facsimile of it), and any other documents required by this Notice to Change Election From Accept to Reject, must be received by Michelle Lockard either via hand delivery or facsimile (fax # (805) 484-8989) on or before 5:00 p.m., Pacific time, on August 7, 2002 (the “Expiration Date”).

THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. YOU MAY HAND DELIVER YOUR NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT TO MICHELLE LOCKARD AT INTERLINK ELECTRONICS, INC. (THE “COMPANY”), OR YOU MAY FAX IT TO HER AT THE NUMBER LISTED ON THE FRONT COVER OF THIS NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

Although by submitting a Notice to Change Election From Accept to Reject you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the expiration of the Offer. Tenders of options made through the Offer may be made at any time before the Expiration Date. If the Offer is extended by the Company beyond that time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Election Form, or a facsimile of the Election Form, with the required information to the Company, while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in the Instructions to the Election Form before the Expiration Date or, if the Offer is extended, before the extended expiration of the Offer. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form or Notice to Change Election From Accept to Reject will be disregarded and will be considered replaced in full by the new Election Form.

2.    Signatures on This Notice to Change Election from Accept to Reject.

If this Notice to Change Election From Accept to Reject is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

If this Notice to Change Election From Accept to Reject is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this Notice to Change Election From Accept to Reject.

3.    Other Information on This Notice to Change Election from Accept to Reject.

In addition to signing this Notice to Change Election From Accept to Reject, you must print your name and indicate the date and time at which you signed. You must also include your social security number, tax identification number or national identification number, as appropriate.

4.    Requests for Assistance or Additional Copies.

Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice to Change Election From Accept to Reject may be directed to Michelle Lockard. Copies will be furnished promptly at the Company’s expense. Ms. Lockard may be reached by telephone at (805) 484-8855.

5.    Irregularities.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by the Company in its discretion. The Company’s determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Notices to Change Election From Accept to Reject that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Change Election From Accept to Reject, and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Change Election From Accept to Reject will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Change Election From Accept to Reject must be cured within the time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Change Election From Accept to Reject, and no person will incur any liability for failure to give any such notice.

IMPORTANT: THE NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE THE EXPIRATION DATE.

6.    Additional Documents to Read.

You should be sure to read the Offer to Exchange and all documents referenced therein before deciding to participate in the Offer.

7.    Important Tax Information.

You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information.

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